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                           JACOR COMMUNICATIONS, INC.

                          TRADEMARK SECURITY AGREEMENT


                 This Trademark Security Agreement (herein "Agreement"), dated as of February __, 1996, is made by JACOR COMMUNICATIONS, INC., an Ohio corporation (the "Company"), located at 1300 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, in favor of BANQUE PARIBAS, located at 227 West Monroe Street, Chicago, Illinois 60606, as Agent, for the benefit of itself, the Banks (as defined below), the Co-Agents (as defined below), any L/C Providers (as defined in the Credit Agreement) and any Interest Rate Providers (as defined in the Credit Agreement) (in such capacity, together with its successors and assigns, the "Agent").

                                    RECITALS

                 WHEREAS, the Company has entered into that certain Credit Agreement dated as of the date hereof with the Agent, the banks party thereto from time to time (the "Banks") and the Co-Agents (as defined therein) (as the same may be amended, modified, supplemented, replaced or restated from time to time, the "Credit Agreement"); and

                 WHEREAS, as a condition to the Agent, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers entering into the Credit Agreement, the Citicasters L/C Documents and Rate Hedging Agreements, respectively, the Company is required to enter into this Agreement and to grant to Agent, for the benefit of itself, the Banks, the Co-Agents, the L/C Providers and the Interest Rate Providers, a security interest in the Trademarks (as hereinafter defined), all under the terms and conditions set forth in this Agreement.
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                                   AGREEMENT

                 NOW, THEREFORE, in order to induce Agent, the Banks and the Co-Agents to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereby agree as follows:

                 1. Definitions. This Agreement is the "Company Trademark Agreement" referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement. The following term shall have the following meaning:

                 "Trademarks" means, collectively, all right, title and interest of the Company in and to its now owned and hereafter acquired trademarks, service marks, trade names, business identifiers, logos and any and all registrations and applications for any of the foregoing, including, but not limited to, those indicated on Schedule I hereto, incorporated herein by this reference, together with the goodwill of the businesses symbolized by each of the foregoing.

                 2. Grant of Security Interest in Trademarks. To secure the full and complete payment and performance by the Company of the Obligations when due, the Company hereby grants, mortgages and pledges to the Agent, for the benefit of the Agent, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers equally and ratably in proportion to the total Obliga-tions owing at such time to any of them, a security interest in all of the Company's right, title and interest in and to the Trademarks. The security interest granted hereby is a present right and is not subject to any condition precedent to attachment. The Company agrees that it will not grant any license in respect of any of the Trademarks


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without the prior written consent of Agent, except licenses entered into in the ordinary course of business and consistent with past practices. Nothing herein contained shall impose any liability on Agent for any acts or omissions of the Company in connection with any license or license agreement presently in effect or hereafter entered into by the Company licensing the use of the Trademarks.

                 3. Representations and Warranties. The Company represents and warrants to the Agent, for the benefit of itself, the Banks, the Co-Agents, any L/C Providers and any Interest Rate Providers, that (a) the Trademarks listed on Schedule I include all of the material United States registered Trademarks now owned or held by the Company; (b) no Subsidiary of Borrower owns any material United States registered Trademarks except as listed on Schedule I to the Subsidiary Trademark Agreement; (c) the items identified in Schedule I hereto are in good standing and have not been adjudged invalid or unenforceable, in whole or in part, and each Trademark is valid and enforceable in the jurisdictions and in the manner in which they are currently used; (d) to the best of the Company's knowledge, no claim has been made that the use by the Company of any Trademark violates the rights of any third person; and (e) the Company is the legal and beneficial owner of the Trademarks, free and clear of all Liens (other than the Liens created by the Collateral Documents or permitted by Section 6.17 of the Credit Agreement), and all registrations for the Trademarks listed on Schedule I hereto are standing in the name of the Company.

                 4. New Trademarks. If the Company shall obtain rights to any new Trademarks, the provisions of Section 2 above shall automatically apply thereto, and if the Company or any Subsidiary adopts or acquires any new material United States registered Trademark, it shall promptly give to Agent written notice thereof.





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The Company hereby authorizes Agent to modify this Agreement unilaterally (i)
by amending Schedule I to include any new United States registered Trademarks acquired by the Company and (ii) by filing in such governmental office as Agent may deem necessary or desirable, in addition to and not in substitution for this Agreement, a supplemental trademark security agreement or a duplicate original of this Agreement containing, on Schedule I thereto, such new Trademarks and to supplement or replace any UCC filings or recordation in the United States Patent and Trademark Office or any other filing or recordation made to perfect the security interest granted hereunder. If Agent is unable to unilaterally accomplish (i) or (ii) above, the Company agrees to execute and deliver all documents and instruments reasonably requested by Agent to accomplish the foregoing. If any Subsidiary of the Company (other than a Subsidiary then party to a Subsidiary Trademark Agreement) shall obtain rights to any Trademark, it shall promptly cause each such Subsidiary to execute and deliver to the Agent, on behalf of itself, the Banks, the Co-Agents, any L/C Provider and any Interest Rate Provider, a Subsidiary Trademark Agreement.

                 5. License. The Company hereby grants to the Agent a nonexclusive license, exercisable after the occurrence and during the continuance of a Default or exercisable after the occurrence and during the continuance of a default under any of the Citicasters L/C Documents, to use the Trademarks in connection with the Agent's exercise of its rights and remedies under Section 6 or pursuant to any other Loan Document. The Agent's use of the Trademarks pursuant to this Section 5 shall be coextensive with the Company's rights thereunder and with respect thereto and without any liability for royalties or other related charges from Agent to the Company. In operating under such license, the Agent agrees that the goods and services offered under the Trademarks shall be of a quality substantially consistent with those theretofore offered by the Company under such Trademarks. The





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Company shall have the right to inspect, upon reasonable intervals and with reasonable notice, the business conducted by or on behalf of Agent under this license for purposes of monitoring compliance with the aforesaid quality standard.

                 6. Default Remedies. Upon the occurrence and during the continuance of a Default or a default under any of the Citicasters L/C Documents, the Agent shall have, in addition to all rights and remedies provided for by law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as in effect in any jurisdiction where enforcement hereof is sought, and all rights and remedies provided in any other Loan Document or Citicasters L/C Documents, as the case may be, which rights and remedies are incorporated herein as though set forth in full.

                 7. Incorporation by Reference of Certain Provisions. This Agreement is delivered pursuant to the Credit Agreement and shall be interpreted consistently therewith. Any provision in the Credit Agreement or in any other Loan Document that is of general applicability to the Loan Documents shall be and hereby is incorporated by reference in this Agreement as though set forth in full.

                 8.  Control; Limitation of Rights.

                          (a)  Notwithstanding anything herein to the contrary,
this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Company by the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers or the Banks, or control, affirmative or negative, direct or indirect, by the Agent, the Co-Agents, the Banks, the L/C Providers or the Interest Rate





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Providers over the management or any other aspect of the operation of the
Company, which ownership and control remains exclusively and at all times in the Company, and (ii) except for the grant of a security interest hereunder to the extent permitted by law, do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to the Company ("License"), or the transfer of control of the Company within the meaning of Section 310 of the Communications Act of 1934, as amended.

                          (b)  Notwithstanding any other provision of this
Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers and the Banks hereunder which would affect the operational, voting, or other control of the Company, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

                          (c)  Subject to Section 8(e), if a Default shall have
occurred and be continuing or a default under any of the Citicasters L/C Documents shall have occurred and be continuing, the Company shall take any action which the Agent, on behalf of the Agent, the Co-Agents, the L/C Providers, the Interest Rate Providers and the Banks, may reasonably request in order to transfer and assign to the Agent, or to such one or more third parties as the Agent may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 8 the Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek





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from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Company hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Company shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of a Default or the occurrence and continuance of a default under any of the Citicasters L/C Documents, the Company shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Trademarks, together with any License.

                          (d)  The Company acknowledges that the assignment or
transfer of each License is integral to the Agent's, the Co-Agents', the L/C Provider's, the Interest Rate Provider's and the Banks' realization of the value of the Trademarks, that there is no adequate remedy at law for failure by the Company to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 8 may be specifically enforced.

                          (e)  Notwithstanding anything to the contrary
contained in this Agreement or in any other Loan Document, neither the Agent, any Co-Agent, any L/C Provider, any Interest Rate Provider nor any Bank shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement which would constitute or result in any assignment of a License or any change of





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control of any License or the Company if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

                 9. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE COMPANY AND THE AGENT ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE CO-AGENTS, THE BANKS, ANY L/C PROVIDERS AND ANY INTEREST RATE PROVIDERS TO ENTER INTO THE CREDIT AGREEMENT, THE CITICASTERS L/C DOCUMENTS AND RATE HEDGING AGREEMENTS, RESPECTIVELY.





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                 IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and deliver this Agreement as of the day and year first written above.

                                           JACOR COMMUNICATIONS, INC.,
                                           an Ohio corporation


                                           By:___________________________
                                              Its:_______________________


                                           By:___________________________
                                              Its:_______________________




ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:


BANQUE PARIBAS, as Agent


By:________________________
   Its:____________________





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STATE OF ILLINOIS)
                 )     ss:
COUNTY OF COOK   )

                 On February __, 1996, before me, the undersigned, a notary public in and for said state and county, personally appeared _______________ and _______________, personally known to me (or proved to me on the basis of satisfactory evidence), to be the persons who executed the within instrument as the _______________ and the ________________, respectively, on behalf of JACOR COMMUNICATIONS, INC., an Ohio corporation, the corporation therein named, and acknowledged to me that the corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.



WITNESS MY HAND AND OFFICIAL SEAL.



(NOTARIAL STAMP OR SEAL)

                                                    ______________________
                                                         Notary Public



                                                    My Commission Expires:

                                                    ______________________





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                                 SCHEDULE I TO
                          TRADEMARK SECURITY AGREEMENT


                                  Registration
Trademark                         No. and Date              Record Owner
---------                         ------------              ------------
Jacor                       1,617,984              Jacor Communications, Inc.
                            10/16/90





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